EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I,  Michael Young, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of Intelimax Media Inc. for the period ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Intelimax Media Inc.

Dated: February 16, 2010

/s/ Michael Young
Michael Young
President, Chief Financial Officer and Director
(Principal Accounting Officer)
Intelimax Media Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Intelimax Media Inc. and will be retained by Intelimax Media Inc. and furnished to the Securities and Exchange Commission or its staff upon request.